Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS  ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of the registrant certify, to the best of their knowledge, that the registrant's Quarterly Report on Form 10-Q/A of the Registrant for the quarterly period ended January 31, 2019 (the "Form 10-Q/A") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q/A, fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Future International Group Corp.

September 20, 2019

/s/ Lingbo Shi

Lingbo Shi

Chief Executive Officer (Principal Executive Officer)

/s/ Goubin Su

Goubin Su

Chief Financial Officer

(Principal Financial and Accounting Officer)